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                                                                   EXHIBIT 23(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Leucadia National Corporation of our report dated March 12, 2003 relating to the financial statements and financial statement schedules, which appears in Leucadia National Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts".



PricewaterhouseCoopers LLP

New York, NY
September 3, 2003